UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2010

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-19133	75-2237318
(Commission File Number)	(IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

(817) 460-3947
Registrant's telephone number, including area code:

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

As described in Item 7.01 herein and the related press release (Exhibit 99.1), the Company adjusted fiscal 2009 earnings guidance, initiated 2010 earnings guidance, paid-off in-full its credit facility and announced the sale of its West Coast payday stores.

The information provided in this Item 2.02 shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

On January 7, 2010, the Company issued a press release announcing that it is adjusting fourth quarter and fiscal 2009 guidance for earnings per share from continuing operations, and it has initiated fiscal 2010 earnings guidance. The Company also announced the sale of its West Coast payday lending and check-cashing operations and the repayment of its credit facility. The assets and earnings of the West Coast stores were not significant in relation to the Company's consolidated financial position or results of operations. The Company's press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 7.01.

The information provided in this Item 7.01 shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated January 7, 2010 announcing adjusted fiscal 2009 earnings guidance, initiated 2010 earnings guidance, repayment of its credit facility and the sale of its West Coast payday stores.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Cash Financial Services, Inc. (Registrant)
January 7, 2010 (Date)	/s/ R. DOUGLAS ORR R. Douglas Orr Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated January 7, 2010